UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2015

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Drive, Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In April 2015, the Company's Compensation Committee approved the payment of cash bonuses under the Company's 2005 Incentive Compensation Plan based on performance in the fiscal year ended December 31, 2014. As a result, on April 15, 2015, the Company paid cash bonuses to the Company's 2014 named executive officers.

The amounts of these bonuses had not been determined at the time of the filing of the Company's Proxy Statement for the Annual Meeting of Stockholders (the “Proxy Statement”) and were therefore not included in the “Non-Equity Incentive Plan Compensation” column contained in the Summary Compensation Table set forth therein. The amount awarded to each of the Company's 2014 named executive officers is set forth below in the “Non-Equity Incentive Plan Compensation” column and the amount of compensation that would have been reflected in the “Total” column of the Summary Compensation Table had the amounts of these awards been determined prior to the filing of the Proxy Statement are set forth below. Previous amounts reported the “Non-Equity Incentive Plan Compensation” column have been omitted.

Name and Principal Position	Non-Equity Incentive Plan Compensation ($)	Total ($)
Paul Eisman	$393,440	$1,242,697	*
Chief Executive Officer (PEO)
Shai Even	254,682	1,494,319
Senior Vice President and Chief Financial Officer (PFO)
Jeff Morris	121,572	2,446,176
Vice Chairman of the Board
Claire Hart	204,048	1,347,249
Senior Vice President
Alan Moret	269,571	1,239,625
Senior Vice President of Supply
_______________________________________________________________________________

*
During 2011 the Company made a grant of 500,000 restricted stock units (RSUs) to Mr. Eisman which vest over a four-year period. In accordance with SEC requirements, the grant date fair value of all 500,000 RSUs is reflected in total compensation for the year 2011 rather than over the period of vesting. Had Mr. Eisman's grant been divided into four equal grants of 125,000 RSUs per year, the grant date fair value for 2014 would have been $1,691,250 and Mr. Eisman's total compensation for 2014 for purposes of the Summary Compensation Table would have been $2,932,947.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 14, 2015, the Company’s Board of Directors (the “Board”) passed a resolution to amend the Company’s Bylaws (the “Bylaws”). Specifically, the amendment to the Bylaws provides that until the 2016 Annual Meeting of Stockholders of the Company, the affirmative vote of at least 90% of the Whole Board (as defined therein) is required to amend, rescind, repeal, modify, or alter those certain resolutions of the Board dealing with the appointment and removal of the Chairman of the Board. The foregoing description is qualified in its entirety to the Company’s Amended and Restated Bylaws which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Alon USA Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
Date:	April 17, 2015	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Alon USA Energy, Inc.